
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Balanced Fund L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                      19,127,125
<SECURITIES>                                         0
<RECEIVABLES>                                  277,052<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              19,620,770<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                19,620,770<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               893,626<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,251,592
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              (357,966)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          (357,966)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (357,966)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscription receivable of $191,569 and interest receivable of $85,483.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $216,593.
<F3>Liabilities include redemptions payable of $801,425, accrued brokerage commission of $92,147, and accrued management fees of $20,942.
<F4>Total revenue includes realized trading revenue of $177,564, net change in unrealized of ($175,835) and interest income of $891,897.

